UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

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ValueVision Media, Inc.

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On June 10, 2014, ValueVision Media, Inc. (“ValueVision”) issued the press release filed herewith relating to ValueVision’s 24th anniversary and related programming events.

For Immediate Release

ValueVision Celebrates 24th Anniversary with Heritage Days Event on ShopHQ

Company Has Evolved into a True Multichannel Retail Destination with Over 1,000 Team Members Serving 1.4 Million Customers

MINNEAPOLIS, MN – June 10, 2014 – ValueVision Media, Inc. (NASDAQ: VVTV), a multichannel electronic retailer operating as ShopHQ via TV, Internet and mobile, will celebrate the Company’s 24th anniversary with a Heritage Day sales event beginning Wednesday, June 18, 2014, that will last through Monday, June 23.

This year’s Heritage Day event will highlight the best of ShopHQ. Viewers from across the nation are invited to join in on the fun to celebrate the Company’s founding, which was 24 years ago on June 25, 1990. Both new and existing customers will delight in six full days of special programming featuring our high-quality products across a diverse range of categories from trusted brands – all brought to them by entertaining hosts and informative guest experts. Shoppers will also be treated to special ValuePay promotions, special pricing on select items, and free shipping when customers use their ShopHQ Credit Card.

Throughout Heritage Days on ShopHQ, viewers will enjoy new and exciting products from some of ShopHQ’s customer favorites, including North Shore™ Linens, Kate & Mallory® fashions, OneWorld® fashions, Cozelle® linens, Waterford® crystal, Invicta® watches, Corky’s® footwear, Labrado™ Leather Handbags, Rodial® Luxury Skincare, Gem Treasures® and more. Plus, customers will discover a new favorite during the premiere of Polish Stonewear and Luminosity 925™ Jewelry.

“Heritage Days on ShopHQ will be an exciting event for all,” said Bob Ayd, president of ShopHQ. “We welcome our viewers to stop by and join in on the fun as we celebrate our 24th anniversary. We thank our valued customers for being part of the ShopHQ community, and we look forward to celebrating with them in the years to come.”

As part of leading up to Heritage Days, the Company will make a series of exciting announcements highlighting upcoming must-watch-and-shop special events and shows.

About ValueVision Media/ShopHQ (www.shophq.com/ir)

ValueVision Media, Inc. operates as ShopHQ, a multichannel retailer that enables customers to shop and interact via TV, phone, Internet and mobile in the merchandise categories of Home & Consumer Electronics, Beauty, Health & Fitness, Fashion & Accessories, and Jewelry & Watches. The ShopHQ television network reaches over 87 million cable and satellite homes and is also available nationwide via live streaming at www.shophq.com. Please visit www.shophq.com/ir for more investor information.

Forward-Looking Information

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Important Information

This release may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with one or more meetings of the Company’s shareholders, including the Company’s 2014 Annual Meeting of Shareholders. On May 9, 2014, the Company filed with the Securities and Exchange Commission (“SEC”) a proxy statement and a WHITE proxy card in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at the Company’s 2014 Annual Meeting of Shareholders is included in the proxy statement filed by the Company with the SEC in connection with such meeting. In addition, the Company files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. The proxy statement for the 2014 Annual Meeting of Shareholders is available, and any other relevant documents and any other material filed with the SEC concerning the Company will be, when filed, available, free of charge at the SEC website at http://www.sec.gov. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.

Media:

Dawn Zaremba

ShopHQ

dzaremba@shophq.com

(952) 943-6043 O